Exhibit 4.10

Dated 7 May 2009

STAR BULK CARRIERS CORP.
as Borrower

STAR BETA LLC
STAR EPSILON LLC
STAR GAMMA LLC
STAR DELTA LLC
STAR OMICRON LLC
STAR THETA LLC
STAR ZETA LLC and
LAMDA LLC
as Existing Owners

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Appendix 1
as Lenders

-and-

PIRAEUS BANK A.E.
as Agent, Swap Bank and Security Trustee

-and-

HSH NORDBANK AG

as Swap Bank

FIRST SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 14 April 2008
(as amended and supplemented by a supplemental letter
dated 17 April 2008 and as further amended and restated
by an amending and restating agreement dated 18 September 2008)
in respect of a loan facility of (originally) US$170,000,000

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page

1	DEFINITIONS	2
2	REPRESENTATIONS AND WARRANTIES	4
3	AGREEMENT OF THE CREDITOR PARTIES	5
4	CONDITIONS	5
5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS	7
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	11
7	EXPENSES	12
8	COMMUNICATIONS	12
9	SUPPLEMENTAL	12
10	LAW AND JURISDICTION	12
SCHEDULE 1 LENDERS		13
SCHEDULE 2 DETAILS OF INITIAL CHARTERPARTIES		14
SCHEDULE 3		15
PART B FORM OF COMPLIANCE CERTIFICATE		15

THIS FIRST SUPPLEMENTAL AGREEMENT is dated 7 May 2009 and made BETWEEN:

(1)
STAR BULK CARRIERS CORP., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (including its successors) as Borrower;

(2)
STAR BETA LLC, STAR EPSILON LLC, STAR GAMMA LLC, STAR DELTA LLC, STAR OMICRON LLC, STAR THETA LLC, STAR ZETA LLC and LAMDA LLC, each a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (each an "Existing Owner" and, together, the "Existing Owners");

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(4)	PIRAEUS BANK A,E. acting through its office at 47-49 Akti Miaouli, Piraeus, Greece, as Agent, First Swap Bank and Security Trustee; and

(5)	HSH NORDBANK AG acting through its office at Martensdamm 6, D-24103 Kiel, Federal Republic of Germany as Second Swap Bank.

BACKGROUND

(A)
By a loan agreement dated 14 April 2008 (as amended and supplemented by a supplemental letter dated 17 April 2008 and as further amended and restated by an amending and restating agreement dated 18 September 2008, the "Loan Agreement") made between (i) the Borrower as borrower, (ii) the Lenders as lenders, (iii) the Agent, (iv) the First Swap Bank and the Second Swap Bank (together, the "Swap Banks" and each a "Swap Bank") and (v) the Security Trustee, it was agreed that the Lenders would make available to the Borrower a loan facility of (originally) up to US$170,000,000 (the "Loan").

(B)	The Borrower has requested that the Lenders agree to (inter alia):

(i)	waive the application of the security cover provisions in clause 15.1 of the Loan Agreement during the period commencing on 31 December 2008 and ending on 28 February 2010 (the "Waiver Period");

(ii)	reduce the security cover requirement to 110 per cent. of the aggregate of the Loan and the Swap Exposure for the period 1 March 2010 to 28 February 2011;

(iii)	waive the Borrower's financial covenant regarding the Leverage Ratio set out in clause 12.5(b) of the Loan Agreement during the Waiver Period;

(iv)	waive the Borrower's hedging obligations set out in clause 12.8 of the Loan Agreement;

(v)	receive certain additional security for the obligations of the Borrower under the Loan Agreement and the other Finance Documents; and

(vi)	the amendment and/or variation of certain other provisions of the Loan Agreement.

(C)           This Agreement sets out the terms and conditions on which the Lenders agree to:

(i)
waive the application of clause 15.1 during the Waiver Period, reduce the security cover requirement during 2010, waive the Borrower's financial covenant regarding the Leverage Ratio set out in clause 12.5(b) of the Loan Agreement during the Waiver Period and waive the Borrower's hedging obligations set out in Clause 12.8 of the Loan Agreement and to receive certain additional security for the obligations of the Borrower under the Loan Agreement and the other Finance Documents;

(ii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters; and

(iii)	certain other amendments and/or variations to the Loan Agreement and the other Finance Documents.

NOW THEREFORE IT IS HEREBY AGREED

1              DEFINITIONS

1.1	and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this First Supplemental Agreement.

1.2	In this First Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

"Cash Deposit Account" means an account opened or to be opened in the name of the Borrower with the Agent in Piraeus designated "Star Bulk Carriers Corp. - Cash Deposit Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Cash Deposit Account for the purposes of the Loan Agreement;

"Cash Deposit Account Pledge" means, in relation to the Cash Deposit Account, the first priority pledge over that account to be executed by the Borrower in favour of the Lenders in such form as the Lenders may approve or require;

"Effective Date" means the date on which the conditions precedent in Clause 4 are satisfied;

"KAPPA" means the 2001-built bulk carrier of 52,055 metric deadweight tons registered in the ownership of Star K under the Marshall Islands flag with the name "STAR KAPPA".

"New Charterparty Assignment" means, in relation to each New Ship, a first priority assignment of any Initial Charterparty or, as the case may be, Future Charterparty in respect thereof executed or to be executed by the relevant New Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means both of them;

"New Earnings Account" means, in relation to each New Owner, an account opened or to be opened in the name of the relevant New Owner with the Agent in Piraeus designated "[name of New Owner]-Earnings Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Earnings Account for that New Ship for the purposes of the Loan Agreement and, in the plural, means both of them;

"New Earnings Account Pledge" means, in relation to each New Earnings Account, the first priority pledge over that New Earnings Account to be executed by the New Owner in favour of the Lenders in such form as the Lenders may approve or require;

"New Finance Documents" means, together, the Cash Deposit Account Pledge, the New Guarantees, the New Mortgages, the New General Assignments, any New Charterparty Assignments, the New Earnings Account Pledges and the New Manager's Undertakings and, in the singular, means any of them;

"New General Assignment" means, in relation to each New Ship, a first priority general assignment of the Earnings, Insurances and Requisition Compensation in respect thereof executed or to be executed by the relevant New Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means both of them;

"New Guarantee" means, in relation to each New Owner, the guarantee of the obligations of the Borrower under the Loan Agreement and the other Finance Documents executed or to be executed by that New Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means both of them;

"New Manager's Undertaking" means, in relation to each New Ship, a first priority letter of undertaking including (inter alia) an assignment of each Approved Manager's interests in the Insurances of that New Ship executed or to be executed by each Approved Manager in favour of the Security Trustee in such form as the Lenders may approve or require agreeing certain matters in relation to the management of that New Ship and subordinating the rights of that Approved Manager against that New Ship and the New Owner thereof to the rights of the Creditor Parties under the Finance Documents and, in the plural, means both of them;

"New Mortgage" means, in relation to each New Ship, the first preferred Marshall Islands mortgage over that Ship executed or to be executed by the relevant New Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means both of them;

"New Mortgage Addendum" means:

(a)	in relation to "STAR BETA" and "SINFONIA", the third addendum; and

(b)	in relation to each Additional Ship and "OMICRON", the first addendum,

to the Mortgage on that Ship, executed or to be executed by the Owner of that Ship in favour of the Lenders in such form as the Lenders may approve or require and, in the plural, means both of them;

"New Owner" means each of Star K and Star Y and, in the plural, means both of them;

"New Ship" means each of "KAPPA" and "YPSILON" and, in the plural, means both of them;

"Star K" means Star Kappa LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MI-196960, The Marshall Islands;

"Star Y" means Star Ypsilon LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro ME-196960, The Marshall Islands; and

"YPSILON" means the 1991-built bulk carrier of 150,940 metric deadweight tons registered in the ownership of Star Y under the Marshall Islands flag with the name "STAR YPSILON".

1.3
Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this First Supplemental Agreement. References to Clauses are to clauses of this First Supplemental Agreement save as may be otherwise expressly provided in this First Supplemental Agreement.

2              REPRESENTATIONS AND WARRANTIES

2.1
The Borrower hereby represents and warrants to the Agent, as at the date of this First Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this First Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this First Supplemental Agreement.

2.2	The Borrower hereby further represents and warrants to the Agent that as at the date of this First Supplemental Agreement:

(a)
it is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this First Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this First Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement (including, but not limited to, the New Finance Documents and the New Mortgage Addenda) and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this First Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and/or the New Finance Documents and while all or any part of the Commitment remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this First Supplemental Agreement, the Cash Deposit Account Pledge and such other documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this First Supplemental Agreement and all such other documents as contemplated hereby (including, but not limited to, the New Finance Documents and the New Mortgage Addenda) does not and will not, from the date of this First Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and/or the New Finance Documents and while all or any part of the Commitment remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents and/or the New Finance Documents) on any of such property or assets; and

(e)
it has fully disclosed in writing to the Agent all facts which it knows or which it should reasonably know and which are material for disclosure to the Agent in the context of this First Supplemental Agreement and all information furnished by such Borrower or on its behalf relating to its business and affairs in connection with this First Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3              AGREEMENT OF THE CREDITOR PARTIES

3.1
The Lenders, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this First Supplemental Agreement, hereby agrees with the Borrower, subject to and upon the terms and conditions of this First Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to:

(a)	waive the application of the security cover provisions of clause 15.1 of the Loan Agreement during the Waiver Period;

(b)	reduce the security cover requirement to 110 per cent. of the aggregate of the Loan and the Swap Exposure for the period 1 March 2010 to 28 February 2011;

(c)	waive the Borrower's financial covenant regarding the Leverage Ratio set out in clause 12.5(b) of the Loan Agreement during the Waiver Period;

(d)	waive the Borrower's hedging obligations set out in Clause 12.8 of the Loan Agreement; and

(e)	the amendments/variations of the Loan Agreement and the other Finance Documents referred to in Clause 5.

3.2
The Borrower and the Existing Owners agree and confirm that the Loan Agreement and the Finance Documents to which each is a party shall remain in full force and effect and each of the Borrower and each Existing Owner shall remain liable under the Loan Agreement and the Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder,

3.3	The agreement of the Creditor Parties contained in Clauses 3.1 and 3.2 shall have effect on and from the Effective Date.

4              CONDITIONS

4.1
The agreements of the Lenders contained in Clause 3.1 of this First Supplemental Agreement shall all be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before on or before the Effective Date:

(a)	evidence that the persons executing this First Supplemental Agreement on behalf of the Borrower and the Existing Owners are duly authorised to execute the same;

(b)
a certificate of an officer of each New Owner confirming the names of all the directors and shareholders of that New Owner and having attached thereto true and complete copies of its incorporation and constitutional documents;

(c)
true and complete copy of the resolution passed at separate meeting of the directors of the Borrower authorising and approving the execution of this First Supplemental Agreement and each New Finance Document to which it is a party and any other document or action to which it is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(d)	true and complete copies of the resolutions passed at separate meetings of the sole director and shareholders of each New Owner and each Existing Owner authorising and approving the execution of the New Finance Documents to which each is a party or, as the case may be, the relevant New Mortgage Addendum and any other document or action to which each is or is to be a party and authorising its sole director or other representatives to execute the same on its behalf;

(e)	the original of any power of attorney issued by the Borrower, each New Owner and each Existing Owner pursuant to such resolutions aforesaid;

(f)	the fees referred to in Clause 7.2 of this First Supplemental Agreement have been received in full by the Agent;

(g)	evidence that each New Ship is:

(i)	registered in the name of the New Owner owning that Ship under the laws and flag of the Marshall Islands; and

(ii)	insured in accordance with the relevant provisions of the New Mortgage applicable to that New Ship and all requirements thereof in respect of such insurances have been fulfilled;

(h)	each New Finance Document and each New Mortgage Addendum has been, duly executed by the relevant New Owner or, as the case may be, the relevant Existing Owner together with evidence that:

(i)	each New Mortgage has been registered against the relevant New Ship with first priority in accordance with the laws of the Marshall Islands;

(ii)	each New Mortgage Addendum in connection with the relevant Ship has been duly registered in accordance with the laws of the Marshall Islands;

(iii)	all notices required to be served under each New General Assignment and any New Charterparty Assignment have been served and acknowledged in the manner therein provided; and

(iv)
save for the Security Interests created by or pursuant to the New Mortgages, the New General Assignments and any Charterparty Assignments, there are no Security Interests of any kind whatsoever on either New Ship or her Earnings, Insurances or Requisition Compensation;

(i)	a certified true copy of the Initial Charterparty entered into in respect of a New Ship duly signed by the parties thereof;

(j)
evidence that the New Earnings Accounts and the Cash Deposit Account have been opened and all mandate forms, documentation required by each Creditor Party in relation to the Borrower and any Security Party pursuant to that Creditor Party's "know your customer" requirements have been received;

(k)	copies of the Management Agreements in respect of each New Ship;

(l)	the New Manager's Undertakings executed by the Approved Manager in favour of the Security Trustee;

(m)	evidence that each New Owner is a direct or indirect wholly-owned subsidiary of the Borrower;

(n)	copies of ISM DOC, SMC and the International Ship Security Certificate under the MPS Code in respect of each New Ship;

(o)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this First Supplemental Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(p)	such legal opinions as the Agent may require in respect of the matters contained in this First Supplemental Agreement, the New Finance Documents and the New Mortgage Addenda; and

(q)
evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this First Supplemental Agreement and the New Finance Documents.

5              VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS

5.1
In consideration of the agreement of the Lenders contained in Clause 3.1 of this First Supplemental Agreement, the Borrower hereby agrees with the Lenders that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by inserting in clause 1.3 thereof the definitions of "Effective Date", "New Mortgage Addendum", "New Owner" and "New Ship" set out in Clause 1.2;

(b)
the definition of, and references throughout each of the Finance Documents to, the Mortgage relevant to "STAR BETA", "SINFONIA", "OMICRON" and each Additional Ship, shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant New Mortgage Addendum;

(c)	by adding the words ", the Cash Deposit Account" after the words "Earnings Accounts" in the definition of "Account" in clause 1.3 thereof;

(d)	by adding the words ", the Cash Deposit Account Pledge" after the words "Earnings Accounts Pledges" in the definition of "Account Pledge" in clause 1.3 thereof;

(e)	by adding the words ", New Ship" after the words "Collateral Ship" in:

(i)	the definition of "Charterparty Assignment";

(ii)	in sub-paragraph (a) of the definition of "General Assignment";

(iii)	in sub-paragraph (a) of the definition of "Manager's Undertaking";

(iv)	in sub-paragraph (a) of the definition of "Mortgage", each in clause 1.1 thereof;

(f)	by deleting the definition of "Margin" in clause 1.3 thereof and replacing it with the following new definition:

""Margin" means, subject to Clause 5.14:

(a)
in respect of the period 1 January 2009 to (and including) the later of (i) the day on which the Borrower shall deliver the Compliance Certificate in respect of the financial year ending on 31 December 2010 in accordance with Clause 12.6 and (ii) 31 December 2010 (the "Applicable Date"), 2 per cent. per annum; and

(b)	in respect of the period commencing on the date following the Applicable Date and ending on the Margin Review Date, 1.5 per cent. per annum;";

(g)	by adding to the definition of "Finance Documents" in clause 1.3 thereof a new subparagraph (1) as follows:

"(l)    the Cash Deposit Account Pledge;";

(h)	by redesignating the existing sub-paragraph (1) of the definition of "Finance Documents" in clause 1.3 thereof as a new sub-paragraph (m) respectively;

(i)	by deleting the definition of "SINFONIA" in clause 1.3 thereof and replacing it with the following new definition:

""SINFONIA" means, the 1991-built capsize bulk carrier of 184,400 deadweight tons registered in the name of Star L under the Marshall Islands flag with the name "STAR SIGMA";";

(j)	by adding the following new definitions in clause 1.3 thereof:

""Cash Deposit Account" means an account opened or to be opened in the name of the Borrower with the Agent in Piraeus designated "Star Bulk Carriers Corp. - Cash Deposit Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Cash Deposit Account for the purposes of this Agreement;

"Cash Deposit Account Pledge" means, in relation to the Cash Deposit Account, the first priority pledge over that Account executed or to be executed by the Borrower in favour of the Lenders in such form as the Lenders may approve or require;

"KAPPA" means the 2001-built bulk carrier of 52,055 metric deadweight tons registered in the ownership of Star K under the Marshall Islands flag with the name of "STAR KAPPA";

"YPSILON" means the 1991-built bulk carrier of 150,940 metric deadweight tons registered in the ownership of Star Y under the Marshall Islands flag with the name of "STAR YPSILON";

"Star K" means Star Kappa LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MI-196960, The Marshall Islands;

"Star Y" means Star Ypsilon LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands;

"Waiver Period" means the period commencing on 31 December 2008 and ending on 28 February 2010;";

(k)	by adding after the words "the Additional Owners" the words ", the New Owners" in the definition of "Owner" in clause 1.3 thereof;

(l)	by adding the words ", New Ships" after the words "the Collateral Ships" in the definition of "Ship" in clause 1.3 thereof;

(m)	by adding the words "other than, in the case of 12.5(b) below, during the Waiver Period" after the words "at all times" in the first line of clause 12.5 thereof;

(n)	by deleting clause 12.7 thereof in its entirety and replacing it with the following:

"12.7 Dividends. The Borrower:

(a)	may, at any time other than during the Waiver Period, pay dividends or make any other form of distribution subject to the satisfaction of the following conditions:

(i)
the Agent has received a certificate issued by the chief financial office of the Borrower on the date on which the payment of the dividend is declared which confirms that no Event of Default has occurred which is continuing and that no Event of Default or Potential Event of Default will result from the payment of the dividend or the making of the distribution; and

(ii)	the Agent is satisfied that on the date on which the certificate referred to in paragraph (i) is issued:

(A)	the Security Cover Percentage is equal to at least 125 per cent.; and

(B)	the Borrower is in compliance with the financial covenants set out in Clause 12.5; and

(b)	may not, during the Waiver Period, pay any dividends or make any other form of distribution without the prior written consent of the Agent (to be given upon the instructions of all the Lenders).";

(o)	by adding at the end of clause 12.8 the following new paragraph:

"Provided that until (and including 31 December 2009) the Borrower shall not be obliged to enter into any of the hedging arrangements referred to in this Clause 12.8 unless the circumstances referred to in paragraph (e) above shall occur before 31 December 2009 in which case the Borrower shall promptly enter into all the hedging arrangements referred to in this Clause 12.8."1

(p)	by adding the following new clause 12.9:

"12.9 Minimum Liquidity. The Borrower shall maintain throughout the Security Period in the Cash Deposit Account an amount of $9,000,000.";

(q)	by adding the words "at any time other than during the Waiver Period" after the words "the Borrower" in the second line of clause 15.1 thereof;

(r)	by deleting the words "Ships" in clause 15.1 thereof and replacing them with the words "Collateral Ships, "SINFON1A" and the New Ships";

(s)	by deleting sub-paragraphs (i) and (ii) in clause 15.1 thereof and replacing them with the following new sub-paragraphs:

(i)	for the period commencing on 1 March 2010 and ending on 28 February 2011, 110 per cent. of the aggregate of the Loan and the Swap Exposure (if any exists at the relevant time);

(ii)	for the period commencing on 1 March 2011 and ending on 18 September 2011, 125 per cent. of the aggregate of the Loan and the Swap Exposure (if any exists at the relevant time); and

EXECUTION PAGE

BORROWER

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR BULK CARRIERS CORP.	)

EXISTING OWNERS

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR BETA LLC	)

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR EPSILON LLC	)

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR GAMMA LLC	)

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR DELTA LLC	)

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR OMICRON LLC	)

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR THETA LLC	)

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
STAR ZETA LLC	)

SIGNED by George Syllantavos	)
for and on behalf of	)	/s/ George Syllantavos
LAMDA LLC	)

LENDERS

SIGNED by J. Dallas / S. Kriempardis	)
for and on behalf of	)	/s/ J. Dallas / S. Kriempardis
PIRAEUS BANK A.E.	)

SIGNED by Alexia Hatzimichalis	)
for and on behalf of	)	/s/ Alexia Hatzimichalis
HSH NORDBANK AG	)

AGENT

SIGNED by Dallas / S. Kriempardis	)
for and on behalf of	)	/s/ J. Dallas / S. Kriempardis
PIRAEUS BANK A.E.	)

SECURITY TRUSTEE

SIGNED by J. Dallas / S. Kriempardis	)
for and on behalf of	)	/s/ J. Dallas / S. Kriempardis
PIRAEUS BANK A.E.	)

SWAPS BANKS

SIGNED by J. Dallas / S. Kriempardis	)
for and on behalf of	)	/s/ J. Dallas / S. Kriempardis
PIRAEUS BANK A.E.	)

SIGNED by Alexia Hatzimichalis	)
for and on behalf of	)	/s/ Alexia Hatzimichalis
HSH NORDBANK AG	)

Witness to all the	)
above signatures	)	/s/ Pat Skala

Name:	Pat Skala

Address:	Watson, Farley & Williams
2, DEFTERAS MERARCHIAS
PIRAEUS 185 36 – GREECE

SK 25767 0001 1183663